Exhibit 99.1

TechPrecision Corp. Provides Select Unaudited FY2023 Financial Information for Votaw Precision Technologies, Inc.

WESTMINSTER, MA / ACCESSWIRE / December 11, 2023 / TechPrecision Corporation (NASDAQ:TPCS) ("TechPrecision") today announced that it has received preliminary financial results for the fiscal year ended October 31, 2023 of Votaw Precision Technologies, Inc. (“Votaw”). As previously announced, TechPrecision is party to a securities purchase agreement under which TechPrecision agreed to purchase all of the issued and outstanding common stock of Votaw. To enhance investor understanding of the pending transaction, TechPrecision is providing the supplemental information below.

TechPrecision cautions that while Votaw has produced its financial statements internally, they have been prepared by, and are the responsibility of Votaw’s management and at this time have not yet been audited, reviewed or subject to the performance of any procedures by Votaw’s independent registered accountants, nor have its accountants expressed an opinion or any other form of assurances with respect thereto. Accordingly, although Votaw’s actual audited results are not expected to vary materially from the preliminary results included below, investors should be advised that these remain preliminary.

FY2023  Results By Quarter ($000)

	First QTR	Second QTR	Third QTR	Fourth QTR(1)
Revenues	$9,208	$9,688	$14,231	$13,730
Net Income	$53	$274	$2,139	$2,015
EBITDA(2)	$828	$1,088	$2,972	$2,927

(1)	$660,000 in annual bonuses were expensed in the fourth quarter.
(2)	EBITDA is a non-GAAP financial measure. While the Company considers EBITDA to be an important measure of operating performance, EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP.

FURTHER DISCUSSION OF TRANSACTION Until the transaction has closed, TechPrecision will not discuss the transaction or accept oral comments at the quarterly conference calls, and will not respond to emails on the matter, except as otherwise required by law.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and STADCO, manufacture large-scale, metal fabricated and machined precision components and equipment. These products are used predominantly in the defense, aerospace, and precision industrial markets. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection, and testing. To learn more about the Company, please visit the corporate website at www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "should," "would" and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: the occurrence of any event, change or other circumstances that could give rise to the right of one or more of the parties to terminate the definitive securities purchase agreement between TechPrecision and Votaw; the failure to obtain any necessary contractual or regulatory approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; TechPrecision's ability to complete the acquisition and integration of Votaw successfully; our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside of our control, including health emergencies, like epidemics or pandemics, the Russia-Ukraine and Israel-Hamas conflicts, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; general economic conditions; and other risks discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

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Thank you for your interest. If you have any questions, please contact Brett Maas at brett@haydenir.com or 646-536-7331.

Sincerely,

Brett Maas, Managing Partner

tel: 646-536-7331

cell: 480-861-2425

email: brett@haydenir.com

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